EXHIBIT 99.1

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
                   RYDER SYSTEM, INC. EMPLOYEE SAVINGS PLAN B
           ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 1997

                                                   NUMBER OF
                                                 SHARES, UNITS
                                                  OR PRINCIPAL                              MARKET
                   ISSUER                           AMOUNTS               COST               VALUE
----------------------------------               -------------      -------------        -----------
Ryder System, Inc. Common Stock Fund                3,049,661       $  19,765,503         30,527,106
Fidelity Short-Term Interest Fund                   8,144,729           8,144,729          8,144,729
Fidelity U.S. Equity-Income Fund                      870,716          43,572,615         45,634,229
Putnam Voyager Fund(A)                              4,047,895          52,533,102         77,112,394
Fidelity Contrafund                                   800,454          37,479,666         37,325,151
Fidelity Diversified International Fund             1,207,145          20,394,922         19,471,258
Fidelity Asset Manager Growth                         187,295           3,543,119          3,461,220
Fidelity Asset Manager                                128,229           2,356,750          2,352,997
Fidelity Asset Manager Income                          87,292           1,071,645          1,063,219
Fidelity U.S. Bond Index Fund                         108,723           1,162,192          1,173,124
Spartan U.S. Equity Index Fund                         99,748           3,385,291          3,489,172
Fidelity Emerging Growth Fund                          60,245           1,722,679          1,430,811
Fidelity Growth Company Fund                           38,015           1,818,597          1,646,790
Participant Loans                                  18,433,772          18,433,772         18,433,772
                                                                    -------------        -----------
                                                                    $ 215,384,582        251,265,972
                                                                    =============        ===========

                                                                                                     NUMBER OF
                                                                                                    SHARE,UNITS
                                                                                                    OR PRINCIPAL     CONTRACT
                                     INVESTMENT CONTRACTS:                                            AMOUNTS         VALUE
--------------------------------------------------------------------------------------------        ------------   -----------
Aetna Life Insurance Co.                          014162                  7.85%      3/31/98          4,831,842    $ 4,831,842
AIG Financial Products Corp.                      163083                  6.48%      1/15/98          3,042,609      3,042,609
AIG Life Insurance Co.                            GIC-898                 7.08%      6/30/98          1,267,023      1,267,023
Allstate Life Insurance Co.                       6006                    6.87%      4/02/01          2,238,911      2,238,911
Continental Assurance Co.                         GP-12917                5.17%      3/31/99          2,205,349      2,205,349
Continental Assurance Co.                         GP-24037-006            6.04%     12/31/99          1,799,400      1,799,400
John Hancock Mutual Life Insurance Co.            7747                    8.02%      9/30/98          3,568,820      3,568,820
John Hancock Mutual Life Insurance Co.            8613                    7.21%     10/02/00          1,985,806      1,985,806
John Hancock Mutual Life Insurance Co.            9063                    7.33%     12/31/98            291,145        291,145
John Hancock Mutual Life Insurance Co.            62                      5.83%     11/03/98             78,272         78,272
LaSalle National Bank                             LaSalle Pool            5.74%      1/05/98            844,877        844,877
Life of Virginia                                  GS-2736                 4.89%     12/31/98          1,280,297      1,280,297
Lincoln National Corp.                            GA-9591                 5.00%      6/30/98          1,459,963      1,459,963
MBIA                                              MBIA/CNA 24000          6.04%      6/30/99          1,561,697      1,561,697
Metropolitan Life                                 GAC 24757               6.42%     12/31/99          2,561,956      2,561,956
New York Life                                     GA30317                 6.29%      6/30/98          1,851,575      1,851,575
New York Life                                     GA30317002              6.44%      5/14/98          2,901,974      2,901,974
Pacific Life Insurance Co.                        G-26167.01              6.05%      1/21/98            920,746        920,746
Peoples Security Life                             BDA00532FR-00           5.52%     12/31/98          2,847,756      2,847,756
Peoples Security Life                             BDA00626FR-00           7.03%      9/30/98          2,712,956      2,712,956
Peoples Security Life                             BDA00367TR-02           6.16%      1/15/98          2,981,045      2,981,045
Principal Mutual                                  42112901                5.95%      6/30/98          1,589,142      1,589,142
Principal Mutual                                  42112902                7.05%      6/30/98          2,336,045      2,336,045
Provident Life & Accident Co.                     627-05400-01A           6.35%      3/31/98          2,135,619      2,135,619
Prudential Insurance Co. of America               007819 211              5.77%      7/31/98          4,807,675      4,807,675
Transamerica Life Insurance and Annuity Co.       76710                   6.38%      1/26/98          2,424,680      2,424,680
Transamerica Occidental Life Insurance Co.        51214                   7.10%      3/31/98          4,436,337      4,436,337
Union Bank of Switzerland                         2340                    6.40%      1/06/98          3,047,332      3,047,332
                                                                                                     ----------    -----------
                                                                                                     64,010,849    $64,010,849
                                                                                                     ==========    ===========
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